A&B EXECUTIVE SURVIVOR/RETIREMENT BENEFIT PLAN
Amended and Restated Effective February 27, 2008

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01	Establishment of Plan. Alexander & Baldwin, Inc. established the A&B Executive Survivor/Retirement Benefit Plan (the “Plan”), effective January 1, 1986.

1.02

Purpose of Plan. It is the purpose of the Plan to provide supplemental pre-retirement death benefits, supplemental retirement benefits, and an optional supplemental post-retirement death benefit for certain designated executives of the Employer. The Plan is intended to be exempt from the participation, vesting, funding and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 because it provides benefits for a select group of highly compensated management employees.

ARTICLE II

DEFINITIONS

2.01

“Actuarial Equivalent” means a form of benefit differing in time, period, or manner of payment from a specified benefit provided in the Plan, but having the same present value when determined in accordance with generally accepted actuarial practices, as more particularly specified by the definition of the term “Equivalent Actuarial Value” in the A&B Retirement Plan for Salaried Employees.

2.02	“A&B” means Alexander & Baldwin, Inc., a Hawaii corporation.

2.03	“A&B Retirement Plan” means the A&B Retirement Plan for Salaried Employees or the Retirement Plan for Employees of Matson, as amended from time to time.

2.04	“Approved Early Retirement Date” means a date which meets each of the following requirements:

(a)	The Participant has attained age 55,

(b)	The Participant has at least five Years of Service, and

(c)	The retirement date has been approved by the Chief Executive Officer of A&B.

2.05	“Base Compensation” means base salary, including amounts deferred under any deferral plan or arrangement with A&B, but excluding incentive compensation and all other plans or forms of remuneration.

2.06	“Beneficiary” means the person, persons or entity designated pursuant to Section 4.11.

2.07	“Board” means the Board of Directors of A&B.

2.08	“Change in Control” shall mean a change of ownership or control of A&B effected through any of the following transactions:
(a)	A change in effective control of A&B as defined in Treasury Regulation 1.409A - 3(i)(s)(vi); or
(b)	A change in ownership of A&B as defined in Treasury Regulation § 1.409A – 3(i)(5)(v); or
(c)	A change in ownership of a substantial portion of A&B assets as defined in Treasury Regulation § 1.409A – 3(i)(5)(vii).

2.09	“Code” means the Internal Revenue Code of 1986, as amended.

2.10	“Committee” means the Compensation Committee of the Board.

2.11

“Disabled” or “Disability” means a Participant who is unable to perform substantially all of the material and substantial duties of her or his regular position because of accidental bodily injury sustained or disease originating after the date of such person’s designation as a Participant under this Plan. Notwithstanding the foregoing:

(a)

if a Participant has been Disabled for a continuous period of 24 months, the Participant will cease to be considered Disabled unless he or she is unable to perform any occupation for which the Participant is or becomes reasonably qualified by education, training or experience because of such bodily injury or sickness; and

(b)	a Participant is not Disabled at any time that the Participant is working for pay or profit at any occupation.

2.12

“Early Retirement Factor” means the reduction factors used to calculate early retirement benefits under the A&B Retirement Plan for participants of such plan who retire from active service at or after attaining age 55.

2.13

“Employer” shall mean A&B or the entity for whom services are performed and with respect to whom the legally binding right to compensation arises, and all entities with whom A&B would be considered a single employer under Section 414(b) of the Code;

provided that in applying Section 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3) of the Code, and in applying Treasury Regulation § 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation § 1.414(c)-2; provided, however, “at least 20 percent” shall replace “at least 50 percent” in the preceding clause if there is a legitimate business criteria for using such lower percentage.

2.14

“Final Base Compensation” means a Participant’s Base Compensation in effect, as applicable (i) at the time of the Participant’s Separation from Service, Participant’s death, or Change in Control for purposes of Section 4.08(b)(1) or (2), or (ii) immediately prior to Participant’s Disability leave, as provided in Section 4.12(d), and computed as an annual amount by multiplying the then applicable monthly Base Compensation in effect by 12.

2.15	“Identification Date” shall mean each December 31.

2.16	“Immediate Change in Control Benefit” means the benefit described in subsection 4.08(a).

2.17	“Involuntary Separation Benefit” means the benefit described in Section 4.05.

2.18	“Key Employee” shall mean a Participant who, on an Identification Date, is:
(a)

An officer of A&B having annual compensation greater than the compensation limit in Section 416(i)(1)(A)(i) of the Code, provided that no more than fifty officers of A&B shall be determined to be Key Employees as of any Identification Date;

(b)	A five percent owner of A&B; or
(c)	A one percent owner of A&B having annual Compensation from A&B of more than $150,000.

If a participant is identified as a Key Employee on an Identification Date, then such participant shall be considered a Key Employee for purposes of the Plan during the period beginning on the first April 1 following the Identification Date and ending on the next March 31. For purposes of this Section 2.18 only and for determining whether a participant is a Key Employee, “A&B” shall mean A&B and its affiliates that are treated as a single employer under Section 414(b) or (c) of the Code, and for purposes of determining whether a Participant is a Key Employee, Treasury Regulation § 1.415(c) - 2(d)(4) shall be used to calculate compensation.

2.19

“Normal Retirement Benefit” means ten annual amounts, each equal to the percentage (which shall be not less than 5% nor greater than 35%) of the Participant’s Final Base Compensation as specified in such Participant’s individual participating agreement, payable in monthly installments, or the lump sum Actuarial Equivalent if the Participant so elects and as provided in Section 4.10.

2.20	“Normal Retirement Date” means the first day of the month coincident with or next following the date the Participant attains age 65.

2.21

“Normal Survivor Benefit” means ten annual amounts, each equal to 50% of the Participant’s Final Base Compensation, payable in monthly installments, or the lump sum Actuarial Equivalent if the Participant so elects and as provided in Section 4.10.

2.22	“Participant” means an employee who meets the conditions set forth in Section 3.0l.

2.23	“Participation Agreement” means the agreement that must be executed in order to participate in the Plan, as set forth in Section 3.01.

2.24	“Participation Termination Benefit” means the benefit described in Section 4.06.

2.25	“Plan” means the A&B Executive Survivor/Retirement Benefit Plan, as amended from time to time.

2.26	“Plan Termination Benefit” means the benefit described in Section 4.07.

2.27	“Pre-Retirement Survivor Benefit” means the benefit described in Section 4.02.

2.28	“Prorated Retirement Benefit” means Normal Retirement Benefit multiplied by the Proration Factor.

2.29	“Prorated Survivor Benefit” means Normal Survivor Benefit multiplied by the Proration Factor.

2.30	“Proration Factor” means:

(a)

In the case of a Participant who is a Participant in the A&B 1985 Supplemental Executive Retirement Plan, or who was a former Participant in such plan, the ratio of (i) 300 minus the number of completed months between the date of calculation and the Participant’s Normal Retirement Date, to (ii) 300.

(b)

In the case of all other Participants, the ratio of (i) the Participant’s Years of Service as of the calculation date, to (ii) the Years of Service the Participant would have earned at his or her Normal Retirement Date had he or she remained in employment status until such date.

2.31

“Separation from Service” shall mean termination of employment with the Employer, other than due to death. A Participant shall be deemed to have experienced a Separation from Service if the Participant’s service with the Employer is reduced to an annual rate that is less than fifty percent of the services rendered, on average, during the immediately preceding three full years of employment with the Employer (or if employed by the Employer less than three years, such lesser period).

2.32	“Vested Change in Control Benefit” means the benefit described in Section 4.08(a).

2.33	“Years of Service” means the number of years and fractions of years which qualify as Years of Credited Vesting Service as that term is defined in the A&B Retirement Plan.

ARTICLE III

PARTICIPATION

3.0l

Participation. Participants shall be management or highly compensated employees who have been specifically designated as Participants by the Chief Executive Officer of A&B, who have demonstrated insurability to the satisfaction of A&B, and who have executed a Participation Agreement (including a waiver of group life insurance coverage over $50,000). Participation will begin on the date specified in the Participation Agreement and shall continue until the earlier of the Participant’s Separation from Service or until a determination by the Chief Executive Officer of A&B that the Participant no longer is eligible to participate.

ARTICLE IV

BENEFITS

4.01

Plan Benefits. A Participant shall be entitled to whichever of the benefits provided by Sections 4.02 to 4.09 provides the greatest benefit. Under no circumstance shall a Participant be entitled to benefits provided by more than one such Section.

4.02

Pre-Retirement Survivor Benefit. Except as provided in Sections 4.06 and 4.07, the Beneficiary of a Participant who dies before Separation from Service shall be entitled to receive a Pre-Retirement Survivor Benefit consisting of the Normal Survivor Benefit; provided, however, that such benefit must be paid or commence within 90 days following the Participant’s death.

4.03	Normal/Late Retirement Benefit.

(a)	Eligibility. A Participant who meets the following requirements shall be entitled to the Normal/Late Retirement Benefit described in subsection (b) below:

(1)	The Participant has completed three years of participation in the Plan; and

(2)	The Participant experiences a Separation from Service on or after his or her Normal Retirement Date.

(b)

Benefit. A Participant’s Normal/Late Retirement Benefit shall be the benefit in paragraph (2) below unless prior to Separation from Service, the Participant has applied in writing to receive the benefit in paragraph (1) below in lieu of the benefit in paragraph (2) below and the Committee has approved such request; provided that no such request shall become effective until 12 months after the date it is received by the Committee.

(1)

The Participant’s Normal Survivor Benefit, which shall be effective on the first day of the month following the Participant’s death and be paid or commence as soon as practicable, but no later than 90 days, after the Participant’s death.

(2)

The Participant’s Normal Retirement Benefit, which shall be effective on the first day of the month following his or her Separation from Service and be paid or commence within 90 days following his or her Separation from Service.

4.04	Approved Early Retirement Benefit.

(a)	Eligibility. A Participant who meets the following requirements shall be entitled to the Approved Early Retirement Benefit described in subsection (b) below:

(1)	The Participant has completed three years of participation in the Plan, and

(2)	The Participant experiences a Separation from Service on or after his or her Approved Early Retirement Date and before his or her Normal Retirement Date.

(b)

Benefit. A Participant’s Approved Early Retirement Benefit shall be the benefit in paragraph (2) below unless prior to Separation from Service, the Participant has applied in writing to receive the benefit in paragraph (1) below in lieu of the benefit in paragraph (2) below and the Committee has approved such request; provided that no such request shall become effective until 12 months after the date it is received by the Committee.

(1)

The Participant’s Normal Survivor Benefit, which shall be effective on the first day of the month following the Participant’s death and be paid or commence as soon as practicable, but no later than 90 days, after the Participant’s death.

(2)

The Participant’s Normal Retirement Benefit multiplied by the Early Retirement Factor applicable at the Participant’s age as of his or her Approved Early Retirement Date, which shall be effective on the first day of the month following his or her Separation from Service and be paid or commence within 90 days following his or her Separation from Service.

4.05	Involuntary Separation Benefit.

(a)	Eligibility. A Participant who meets the following requirements shall be entitled to the Involuntary Separation Benefit described in subsection (b) below:

(1)	The Participant has completed three years of participation in the Plan, and

(2)	The Participant experiences an involuntary Separation from Service.

(b)

Benefit. A Participant’s Involuntary Separation Benefit shall be a lump sum payment which is the greater of the Actuarial Equivalent of the benefits defined in paragraph (1) below or the Actuarial Equivalent of the benefits defined in paragraph (2) below. The Involuntary Separation Benefit shall be paid as soon as practicable, but no later than 90 days, after the date of the Participant’s involuntary Separation from Service.

(1)	The Participant’s Prorated Survivor Benefit calculated as of the date of the involuntary Separation from Service as if commencing at the time of Participant’s death.

(2)	The Participant’s Prorated Retirement Benefit calculated as of the date of the involuntary Separation from Service as if commencing on the Participant’s Normal Retirement Date.

4.06	Participation Termination Benefit.

(a)	Eligibility. A Participant who meets the following requirements shall be entitled to the Participation Termination Benefit described in subsection (b) below:

(1)	The Participant has completed three years of participation in the Plan, and

(2)

The Participant’s participation in the Plan is terminated prior to the Participant’s Separation from Service as a result of the determination by the Chief Executive Officer that the Participant is no longer eligible to participate in the Plan.

(b)	Benefit. A Participant’s Participation Termination Benefit shall be the benefit in paragraph (1) below prior to the Participant’s Separation from Service. Upon the

Participant’s Separation from Service, it shall be the benefit in paragraph (2) below unless the Participant has applied in writing to receive the benefit in paragraph (1) below in lieu of the benefit in paragraph (2) below and the Committee has approved such request; provided that no such request shall become effective until 12 months after the date it is received by the Committee.

(1)

The Participant’s Prorated Survivor Benefit calculated as of the date that the Participant’s participation in the Plan was terminated, which shall be effective on the first day of the month following the Participant’s death and be paid or commence as soon as practicable, but not later than 90 days, after the Participant’s death.

(2)

The Participant’s Prorated Retirement Benefit calculated as of the date that the Participant’s participation in the Plan was terminated and as commencing on the Participant’s Normal Retirement Date or Approved Early Retirement Date, whichever is applicable, provided that if the benefit is paid or commences on an Approved Early Retirement Date it shall be multiplied by the Early Retirement Factor applicable to the Participant’s age as of his or her Approved Early Retirement Date. This benefit shall be effective on the first day of the month following, and be paid or commence as soon a practicable, but not later than 90 days, following the later of the Participant attaining age 55 or his or her Separation from Service.

4.07	Plan Termination Benefit.

(a)

Eligibility. A Participant of the Plan as of the date the Plan is terminated by the Committee shall be entitled to the Plan Termination Benefit described in subsection (b) below; provided, however, that for this Section 4.07 termination of the Plan shall mean that benefits payable under the Plan shall be frozen at the date of termination; provided further that termination shall not have the same meaning as provided in Treasury Regulation §1.409A-3(j)(4)(ix).

(b)

Benefit. A Participant’s Plan Termination Benefit shall be the benefit in paragraph (1) below prior to the Participant’s Separation from Service. Upon the Participant’s Separation from Service, it shall be the benefit in paragraph (2) below unless prior to Separation from Service, the Participant has applied in writing to receive the benefit in paragraph (1) below in lieu of the benefit in paragraph (2) below and the Committee has approved such request; provided that no such request shall become effective until 12 months after the date it is received by the Committee.

(1)	The Participant’s Prorated Survivor Benefit calculated as of the Plan termination date, which shall be effective on the first day of the month following the Participant’s death and be paid or commence as soon as practicable, but not later than 90 days, after the Participant’s death.

(2)

The Participant’s Prorated Retirement Benefit calculated as of the Plan termination date and as commencing on the later of the first day of the month following the Participant’s Separation from Service or the date that would have qualified as, the Participant’s Approved Early Retirement Date if he or she had remained employed as a Participant until such date and then received approval from the Chief Executive Officer for such early retirement, provided that if the benefit is paid or commences on such an early retirement date, it shall be multiplied by the Early Retirement Factor applicable to the Participant’s age as of such early retirement date. This benefit shall be effective on the first day of the month following, and be paid or commence as soon as administratively practicable, but no later than 90 days, following the later of the Participant attaining age 55 or his or her Separation from Service.

4.08	Change in Control Benefits.

(a)

Change in Control of A&B. Upon the occurrence of a Change in Control, as defined in Section 2.08, with respect to A&B, the provisions of paragraph (1) below shall apply unless the terms of such Change in Control provide, as a prerequisite to the consummation of the Change in Control, that the employer responsibilities under this Plan are to be assumed by the successor organization. In such latter case, the provisions of paragraph (2) below shall apply.

(1)

The Plan shall immediately and automatically terminate in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix) and each Participant shall become entitled to an Immediate Change in Control Benefit. The Immediate Change in Control Benefit shall be a lump sum payment which is the greater of the Actuarial Equivalent of the benefits defined in paragraph (b)(1) below or the Actuarial Equivalent of the benefits defined in (b)(2). The Immediate Change in Control Benefit shall be immediately due and shall be paid within thirty days of such Plan termination.

(2)

Each Participant, as defined in this paragraph (2), shall become entitled to a Vested Change in Control Benefit. Upon future Separation from Service, the Participant shall be entitled to the greater of his or her Vested Change in Control Benefit or the benefits otherwise provided by any other benefit section of this Plan. Prior to the Participant’s Separation from Service, a Participant’s Vested Change in Control Benefit shall be the benefit in paragraph (b)(1) below. Upon the Participant’s Separation from Service (voluntary or involuntary), however, the Participant’s Vested Change in Control Benefit shall be the greater of the Actuarial Equivalent of benefits defined in paragraph (b)(1) below, the Actuarial Equivalent of the benefits defined in paragraph (b)(2) below, and the Actuarial Equivalent of the benefits defined in paragraph (b)(3) below. Such Change in Control Benefit shall be made in a lump sum payment within 90 days following his or her Separation from Service.

(b)	Benefits.

(1)

The Participant’s Normal Survivor Benefit determined as of the date of the Change in Control, which shall be effective on the first day of the month following the Participant’s death and be paid or commence as soon as practicable, but not later than 90 days, after the Participant’s death.

(2)	The Participant’s Normal Retirement Benefit determined as of the date of the Change in Control:

(i)

commencing on the first day of the first month that would have qualified as the Participant’s Approved Early Retirement Date if he or she had remained employed as a Participant until such date and then received approval from the Chief Executive Officer for such early retirement, and

(ii)	multiplied by the Early Retirement Factor applicable to the Participant’s age at the date the benefit commences.

(3)	Benefits provided by any other section of this Plan.

4.09

Benefits Upon Change in Control of a Subsidiary. Upon the occurrence of a Change in Control, as defined in Section 2.08, with respect to a subsidiary of A&B, (i) a Participant who is an employee of such subsidiary shall be entitled to the lump-sum equivalent of a Plan Termination Benefit, determined as if the Plan terminated as of the date of the Change in Control, which shall be immediately due and shall be paid within thirty days of the Change in Control, and (ii) there will be no further obligation to pay benefits under this Plan to Participants who are employees of such subsidiary unless the terms of such Change in Control provide, as a prerequisite to the consummation of the Change in Control, that the employer responsibilities under this Plan are to be assumed by the successor organization.

4.10

Form of Benefits. Subject to Section 4.12(f)(2), a Participant may elect, in writing, to have the payment of the Normal/Late Retirement Benefit, the Approved Early Retirement Benefit, the Pre-Retirement Survivor Benefit, the Participation Termination Benefit and the Plan Termination Benefit under the Plan made in a lump sum; instead of 120 monthly installments, which shall be the default form of benefit unless otherwise specified in the Plan. Effective on January 1, 2009, such election shall become irrevocable on the 31st day immediately following the date on which the Participant first becomes eligible to participate in the Plan. A Participant may elect only one form of payment, which will be applicable for all forms of benefits that are elective and payable under this Plan. If the Participant makes no election, then his or her benefit shall be paid in 120 monthly installments.

4.11

Designation of Beneficiaries. A Participant may file with the Administrator on forms provided by the Administrator a written designation of one or more primary beneficiaries and one or more contingent beneficiaries to whom benefits otherwise due the Participant shall be made after the death of the Participant. Such payments will be divided among the primary beneficiaries who survive the Participant in such proportion as directed in the written designation. If no primary Beneficiary survives the Participant for 30 days, such payment will be divided among the contingent beneficiaries who survive the Participant for 30 days in such proportion as directed in the written designation. If no primary or contingent Beneficiary survives the Participant for 30 days, or if no Beneficiary has been designated by the Participant, such payments will be made to the estate of the Participant. A Beneficiary may not, under any circumstances, change the time and form of the payments due to them pursuant to this Plan.

4.12	Additional Benefits Provisions

(a)

Benefit Agreement. The Administrator shall provide to each Participant a form of Participation Agreement which shall set forth the Participant’s acceptance of the benefits provided under the Plan and the Participant’s Participation Agreement to be bound by the terms of the Plan.

(b)

Exclusion for Suicide or Self-Inflicted Injury. Notwithstanding any other provision of the Plan, no benefits shall be paid to any Participant or Beneficiary in the event of the death of the Participant as the result of suicide or self-inflicted injury within two years of the later of the date he or she first became a Participant or the date the Participant executed the Participation Agreement referred to in subsection 3.01.

(c)

Leave of Absence. A Participant who is on an approved bona fide leave of absence with salary, or on an approved bona fide leave of absence without salary for a period of not more than 90 days, shall be deemed to be a Participant employed by the Employer during such leave of absence. A Participant who is on an approved bona fide leave of absence with salary for a period in excess of six months shall be deemed to have experienced a Separation from Service as of the end of the first six months of such leave of absence, if the Participant does not have a contractual or statutory right to reemployment. A Participant who is on an approved bona fide leave of absence without salary for a period in excess of 90 days shall be deemed to have experienced a voluntary Separation from Service as of the end of such 90-day period, if the Participant does not have a contractual or statutory right to reemployment.

(d)

Disability Leave. A Disabled Participant shall continue to be eligible for retirement benefits under the Plan, regardless of the nonperformance of services for the Employer. Failure to return to employee status at the termination of the Disabled Participant’s Disabled status shall be deemed a voluntary Separation from Service if the Participant is offered employment in a position substantially equivalent to the position held by the Participant at the time his or her disabled status began. Otherwise, such failure to return to employee status shall be deemed an involuntary Separation from Service. Paragraph 4.12(c) shall be applied in determining whether the Participant has experienced a Separation from Service.

(e)

Termination for Good Cause. Notwithstanding any other provision of this Plan, all rights of the Participant, any Beneficiary, or the rights of their executors or administrators, or any other person, to receive benefits under this Plan shall be forfeited if the Participant’s employment with the Employer is terminated for Good Cause. For purposes of this subsection, “Good Cause” means (a) the willful and continued failure by a Participant to substantially perform his or her duties with the Employer (other than any such failure resulting from a Participant’s incapacity due to physical or mental illness) or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Employer.

(f)	Alternative Time and Form of Benefit.

(1)

Special Distribution Election on or before December 31, 2007. Participants who are identified by A&B, in its sole discretion, may make a special distribution election to receive a distribution in a time other than that elected in prior years; provided that the distribution election is made and irrevocable at least twelve months in advance of the newly elected distribution date (and the previously scheduled distribution date, if any) and the election is made no later than December 31, 2007. An election made pursuant to this subparagraph (1) shall be subject to any special administrative rules imposed by the Board of Directors or the Committee including rules intended to comply with Section 409A of the Code. No election under this subparagraph (1) shall (i) change the payment date of any distribution otherwise scheduled to be paid in 2007 or cause a payment to be paid in 2007, or (ii) be permitted after December 31, 2007.

(2)

Special Distribution Election on or before December 31, 2008. Participants who are identified by A&B, in its sole discretion, may make a special distribution election to receive a distribution in a time and form other than that elected in prior years; provided that the distribution election is made and irrevocable at least twelve months in advance of the newly elected distribution date (and the previously scheduled distribution date, if any) and the election is made no later than December 31, 2008. An election made pursuant to this subparagraph (1) shall be subject to any special administrative rules imposed by the Board of Directors or the Committee including rules intended to comply with Section 409A of the Code. No election under this subparagraph (1) shall (i) change the payment date of any distribution otherwise scheduled to be paid in 2008 or cause a payment to be paid in 2008, or (ii) be permitted after December 31, 2008.

(3)

The Board of Directors or the Committee in its sole discretion may elect to pay a Participant’s spouse or Beneficiary a lump-sum Actuarial Equivalent or other form of benefit that it deems appropriate in lieu of the benefit form otherwise provided with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation § 1.409A – 1(c)(2), is less than the Code Section 402(g)(1)(B) limit.

(g)	Withholding. Benefit payments hereunder shall be subject to applicable federal, state and local withholding for taxes.

4.13

Group Life Insurance. A&B will maintain for each Participant, throughout each Participant’s lifetime, group life insurance coverage in the amount of $50,000. The life insurance benefits payable under such group life insurance will be in addition to the benefits payable under the provisions of this plan, and will be in lieu of any life insurance benefits to which a Participant may otherwise be entitled under the Alexander & Baldwin, Inc. Retiree Health and Welfare Benefit Plan.

4.14

Six-Month Delay for Key Employees. Notwithstanding any other provision in this Article IV to the contrary, any distribution scheduled to be made upon Separation from Service to a Participant who is identified as a Key Employee as of the date he or she experiences a Separation from Service shall be delayed for a minimum of six months following the Participant’s Separation from Service. Any payment to a Key Employee delayed under this Section 4.14 shall be made within 90 days after the six-month anniversary of the Participant’s Separation from Service. The identification of a Participant as a Key Employee shall be made by the Committee in accordance with Section 2.18 of the Plan and sections 416(i) and 409A of the Code and the regulations promulgated thereunder.

4.15

Valuation of Benefits. Unless otherwise specified in the Plan, the amount of benefits to be distributed under the Plan, including the Actuarial Equivalent lump sum amounts, shall be determined on the first day of the month following (i) the date on which the Participant experiences a Separation from Service or (ii) the date of the Participant’s death, whichever is applicable.

4.16

Effective Date of Death Benefit Election. If an election to receive a survivor benefit in lieu of a retirement benefit under Section 4.03, 4.04, 4.06 or 4.07 is not effective prior to the date that a Participant experiences a Separation from Service, a Participant’s election to receive a survivor benefit in lieu of a retirement benefit shall be void.

ARTICLE V

SOURCE OF PAYMENTS

5.01

Source of Payments. All benefits payable under this Plan shall be paid in cash from the general funds of the Employer, and no trust account, escrow, fiduciary relationship or other security arrangement shall be established to assure payment. No Participant or Beneficiary shall have any right, title or interest whatsoever in any investments which the Employer may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer and any Participant, any Beneficiary or a Participant, or any other person. Any amounts payable under the Plan shall continue for all purposes to be part of the general assets of the Employer and, thus, subject to the claims of the Employer’s creditors. The Employer shall in no way be restricted with regard to the control, investment and use of such amounts. To the extent that any person acquires a right to receive benefits from the Employer under this Plan, such right shall be no greater than, nor different from, the right of an unsecured general creditor of the Employer.

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.01

Administrator. The administrator of the A&B Retirement Plan shall be the administrator of this Plan (the “Administrator”). The Administrator shall have full authority to administer the Plan. The Administrator shall have all of the powers granted by the A&B Retirement Plan to the Administrator of such plan and shall be subject to the same procedures and limitations of authority.

6.02	Claims Procedure. The Administrator shall employ the claims procedures as are applicable under the A&B Retirement Plan.

ARTICLE VII

AMENDMENT AND TERMINATION

7.01

The right to amend, modify, partially terminate, or completely terminate this Plan is reserved to the Committee; provided, however, that any termination of the Plan will be done pursuant to Section 409A of the Code and the regulations promulgated thereunder. However, no amendment, modification or termination shall adversely affect the right of any Participant or Beneficiary who is receiving benefits under the Plan at the time of such amendment, modification or termination or who is entitled to benefits under the provisions of Section 4.06 as a former Participant of the Plan. The rights of other Participants as of the date the Plan is terminated shall be determined under the provisions of Section 4.07.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.01

Benefits Not Assignable. No Participant or Beneficiary, or any other person having or claiming to have any interest of any kind or character in or under this Plan or in any payment therefrom shall have the right to sell, assign, transfer, convey, hypothecate, anticipate, pledge or otherwise dispose of such interest; and to the extent permitted by law, such interest shall not be subject to any liabilities or obligations of the Participant or to any bankruptcy proceedings, creditor claims, attachment, garnishments, execution, levy or other legal process against such Participant or his or her property.

8.02	Controlling Law. This Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of Hawaii.

8.03

Not an Employment Contract. The adoption and maintenance of this Plan shall not be deemed to confer on any Participant any right to continue in the employ of the Employer, and shall not be deemed to interfere with the right of the Employer to discharge any person with or without cause or treat any person without regard to the effect that such treatment might have on the person as a Participant.

8.04

Binding Agreement. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participants and their beneficiaries, heirs, executors, administrators and legal representatives.

[Signatures follow on next page]

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Restatement to be executed on its behalf by its duly authorized officers this 27th day of February, 2008.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik

Vice President

By: /s/ Alyson J. Nakamura

Secretary